                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant                      [X]

Filed by a Party other than Registrant       [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        LONG BEACH FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement no.:

      (3)   Filing Party:

      (4)   Date Filed:

                                     [LOGO]

                        LONG BEACH FINANCIAL CORPORATION
                     1100 TOWN AND COUNTRY ROAD, SUITE 1650
                            ORANGE, CALIFORNIA 92868

                                 April 23, 1998

Dear Stockholders:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Long Beach Financial Corporation (the "Company") scheduled to be held on Tuesday, May 26, 1998, at 10:00 a.m., Pacific Time, at the Hyatt Regency Alicante Hotel, 100 Plaza Alicante, Anaheim, California 92803.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow this letter. Also included is a proxy card and postage paid return envelope. A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1997 also is enclosed.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, NO MATTER HOW MANY SHARES YOU OWN. WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU WILL STILL HAVE THE OPPORTUNITY TO DO SO.

     The Board of Directors appreciates your continued interest in the affairs of the Company. We look forward to personally greeting those stockholders who are able to attend the 1998 Annual Meeting of Stockholders.

                                          Sincerely,

                                          /s/ M. JACK MAYESH
                                          M. Jack Mayesh
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

                        LONG BEACH FINANCIAL CORPORATION
                     1100 TOWN AND COUNTRY ROAD, SUITE 1650
                            ORANGE, CALIFORNIA 92868

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 26, 1998

To the Stockholders of Long Beach Financial Corporation:

     The Annual Meeting of Stockholders of Long Beach Financial Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 26, 1998, at 10:00 a.m., Pacific Time, at the Hyatt Regency Alicante Hotel, 100 Plaza Alicante, Anaheim, California 92803, for the following purposes:

     1. To elect two directors of the Company to serve for three-year terms and until their respective successors are duly elected and qualified;

     2. To ratify and approve the Company's 1997 Stock Incentive Plan (the "Plan"), including an amendment providing for a 1,250,000 share increase to the aggregate number of shares of the Company's Common Stock reserved for issuance under the Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Company's Board of Directors has fixed the close of business on April 17, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment(s) thereof. Information concerning the matters to be acted upon at the meeting is set forth in the accompanying Proxy Statement.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING AND ELECT TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                          By Order of the Board of Directors

                                     /s/ JAMES J. SULLIVAN
                                          James J. Sullivan
                                          Senior Vice President, General Counsel
                                          and Secretary

Orange, California
April 23, 1998

                        LONG BEACH FINANCIAL CORPORATION
                     1100 TOWN AND COUNTRY ROAD, SUITE 1650
                            ORANGE, CALIFORNIA 92868
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Long Beach Financial Corporation, a Delaware corporation (the "Company"), for use at the Company's 1998 Annual Meeting of Stockholders to be held on Tuesday, May 26, 1998, at 10:00 a.m., Pacific Time (the "Meeting"), and at any and all adjournments thereof. The Meeting will be held at the Hyatt Regency Alicante Hotel, at 100 Plaza Alicante, Anaheim, California 92803. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about April 23, 1998.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the cost of soliciting proxies will be paid by the Company. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals. Proxies may be solicited in person or by telephone, telefax or other electronic means by personnel of the Company who will not receive any additional compensation for such solicitation. In addition, the Company has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies, and it is estimated that its fee will not exceed $5,000.

                                     VOTING

     The close of business on April 17, 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. On the Record Date, the Company had outstanding 24,407,318 shares of Common Stock, $.001 par value per share (the "Common Stock"). The Common Stock is the only outstanding class of securities entitled to vote at the Meeting. A stockholder is entitled to cast one vote for each share of Common Stock held on the Record Date on all matters to be considered at the Meeting. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present, but will not be considered as having voted for the purpose of determining the outcome of a vote. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain matters.

     For the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes "FOR all nominees," "WITHHOLD AUTHORITY to vote for all nominees" or specifying that votes be withheld from one or more designated nominees are counted to determine the total number of votes cast, and broker non-votes are not counted. Therefore, abstentions and broker non-votes have no effect on the outcome of the election. For the adoption of all other proposals, which are decided by a majority of the shares present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "For," "Against" or "Abstain" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted. Thus, abstentions have the same effect as a vote against a proposal but broker non-votes have no effect on the outcome of the proposal.

     Each proxy submitted by a stockholder will, unless otherwise directed by the stockholder in the proxy, be voted FOR (i) election of the two director-nominees named herein and (ii) ratification and approval of the Company's 1997 Stock Incentive Plan (the "Plan"), including an amendment providing for a 1,250,000 share increase to the aggregate number of shares of Common Stock reserved for issuance under the Plan. If a stockholder has submitted a proxy appropriately directing how the shares represented thereby are to be voted, such shares will be voted according to the stockholder's direction. Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting a written notice of revocation to the Secretary of the Company or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of April 7, 1998 by those known by the Company to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company's Common Stock, by each of the current directors, by each of the executive officers named in the Summary Compensation Table found elsewhere in this Proxy Statement, and by all directors and executive officers of the Company as a group. On April 7, 1998, there were 24,407,318 shares of Common Stock outstanding. The number of shares beneficially owned is deemed to include shares of the Company's Common Stock as to which the beneficial owner has or shares either investment or voting power. Unless otherwise stated, and except for voting and investment powers held jointly with a person's spouse, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the U.S. Securities and Exchange Commission or information provided to the Company by such beneficial owners.

                 NAME AND ADDRESS                       AMOUNT AND NATURE         PERCENT OF
              OF BENEFICIAL OWNER(1)                OF BENEFICIAL OWNERSHIP(2)   COMMON STOCK
              ----------------------                --------------------------   ------------
FMR Corp..........................................           2,265,100(3)            9.28%
  82 Devonshire Street
  Boston, Massachusetts 02109
Thomson Horstmann & Bryant, Inc...................           1,856,600(4)            7.61%
  Park 80 West, Plaza Two
  Saddle Brook, NJ 07663
Franklin Resources, Inc...........................           1,825,500(5)            7.48%
  777 Mariners Island Boulevard
  San Mateo, California 94404
Wellington Management Company, LLP................           1,375,300(6)            5.63%
  75 State Street
  Boston, Massachusetts 02109
Becker Capital Management, Inc....................           1,336,500(7)            5.48%
  1211 SW Fifth Avenue, Suite 2185
  Portland, Oregon 97204
M. Jack Mayesh....................................             169,230(8)               *
David S. Engelman.................................              16,834(9)               *
Richard A. Kraemer................................              23,334(10)              *
C. Stephen Mansfield..............................               8,334(11)              *
Edward Resendez...................................             118,450(12)              *
Frank J. Curry....................................             115,385(13)              *
William K. Komperda...............................              95,000(14)              *
James H. Leonetti.................................              21,000(15)              *
All directors and executive officers as a group
  (10 persons)....................................             605,567(16)           2.43%

---------------
  *  Less than 1%

 (1) Unless otherwise indicated, the address of each stockholder is care of Long Beach Financial Corporation, 1100 Town and Country Road, Suite 1650, Orange, California 92868.

 (2) Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended. Shares not outstanding that are subject to options exercisable by the holder thereof within 60 days of April 7, 1998 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

 (3) Information is based solely on a Schedule 13G dated February 14, 1998 filed by FMR Corp., in which it disclosed that it had sole disposition power over all of the shares and sole voting power over none of the shares.

 (4) Information is based solely on a Schedule 13G dated January 29, 1998 filed by Thomson Horstmann & Bryant, Inc., in which it disclosed that it had sole voting power over 1,183,600 shares, shared voting power over 29,400 shares and sole disposition power over 1,856,600 shares.

 (5) Information is based solely on a Schedule 13G dated January 30, 1998 filed by Franklin Resources, Inc.

 (6) Information is based solely on a Schedule 13G dated January 14, 1998 filed by Wellington Management Company, LLP, in which it disclosed that it had shared disposition power over all of the shares and shared voting power over 473,500 of the shares.

 (7) Information is based solely on a Schedule 13G dated February 12, 1998 filed by Becker Capital Management, Inc.

 (8) Includes 100,000 shares subject to options that are exercisable within 60 days.

 (9) Includes 8,334 shares subject to options that are exercisable within 60 days.

(10) Includes 8,334 shares subject to options that are exercisable within 60 days.

(11) Includes 8,334 shares subject to options that are exercisable within 60 days.

(12) Includes 100,000 shares subject to options that are exercisable within 60 days.

(13) Includes 100,000 shares subject to options that are exercisable within 60 days.

(14) Includes 95,000 shares subject to options that are exercisable within 60 days.

(15) Includes 20,000 shares subject to options that are exercisable within 60 days.

(16) Includes 475,002 shares subject to options that are exercisable within 60 days.

                                   PROPOSAL 1

                         ELECTION OF CLASS I DIRECTORS

     The Board of Directors of the Company currently consists of five directors and is divided into three classes. Directors are elected for a staggered term of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are duly elected and qualified. At the Meeting, two Class I directors will be elected to serve three-year terms expiring in 2001 and until their respective successors are duly elected and qualified. The terms of the Class II and Class III directors will expire at the annual meetings of stockholders to be held in 1999 and 2000, respectively.

     Richard A. Kraemer and Edward Resendez, the nominees for election at the Meeting, are incumbent directors. Each of the nominees has consented to serve as a director if elected. Except to the extent that authority to vote for any nominee is withheld in a proxy, shares represented by proxies will be voted FOR both nominees. In the event that either of the nominees should before the Meeting become unable to serve if elected, shares represented by proxies will be voted for such substitute nominee as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the Company's knowledge, each of the nominees will be available to serve.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                EACH OF THE NOMINEES FOR ELECTION AT THE MEETING

BACKGROUND OF THE COMPANY'S BUSINESS

     The Company, through its wholly-owned subsidiary, Long Beach Mortgage Company ("LBMC"), is a specialty finance company engaged in the business of originating, purchasing and selling subprime residential mortgage loans secured by one- to four-unit family residences. Prior to May 2, 1997, the Company operated as the Wholesale Division of a company now known as Ameriquest Mortgage Company ("AMC"). On May 2, 1997, immediately prior to the closing of the initial public sale of the Company's Common Stock, AMC reorganized its business operations (the "Reorganization") by transferring to the Company certain of the assets, liabilities and personnel relating to AMC's broker-sourced lending and loan sales operations.

     The Company's broker-sourced mortgage loan business was begun in 1988 by Long Beach Savings and Loan Association, later known as Long Beach Bank, F.S.B. ("Long Beach Bank"). In October 1994, Long Beach Bank ceased operations and transferred its broker-sourced business, along with its other operations, to AMC.

INFORMATION WITH RESPECT TO THE NOMINEES AND CONTINUING DIRECTORS

     The following biographical information is furnished with respect to each nominee for election as a Class I director and each other director of the Company.

  Class I Directors

     Richard A. Kraemer, age 53, has served as a director of the Company and LBMC since May 1997. He presently is Vice Chairman of Republic New York Corporation and Republic National Bank. He served as Chairman of the Board and Chief Executive Officer of Brooklyn Bancorp, Inc. and CrossLand Federal Savings Bank from August 1993 to March 1996, after having held the position of President and Chief Executive Officer since his hire by the Federal Deposit Insurance Corporation in January 1992. From November 1990 to January 1992, he served as Chairman of the Board and Chief Executive Officer of the Bowery Savings Bank and The Home Savings Bank, wholly-owned subsidiaries of Home Savings of America, Executive Vice President of H.F. Ahmanson & Co. and Director of Home Savings of America. Mr. Kraemer was Chairman, President and Chief Executive Officer of The Home Savings Bank from 1988 to 1990, when it was acquired by Home Savings of America, and President and Chief Operating Officer of The Home Savings Bank from 1984 to 1987.

     Edward Resendez, age 41, has served as President and a director of the Company since January 1997 and as President and a director of LBMC since April 1997. Between August 1995 and May 1997, Mr. Resendez served as President of the broker-sourced mortgage loan division of AMC. From January 1995 through August 1995, Mr. Resendez served as First Vice President of the broker-sourced mortgage loan division of AMC, where he oversaw residential lending and production. From October 1994 through January 1995, he served as First Vice President of the broker-sourced and direct-sourced mortgage loan divisions of AMC, where he oversaw residential lending and production, and held the same position for Long Beach Bank from November 1993 through October 1994. From 1987 through 1993, Mr. Resendez served as Vice President of Long Beach Bank, with a variety of managerial responsibilities in the broker-sourced and direct-sourced mortgage loan divisions, including loan production, risk management, internal auditing and regulatory compliance.

  Class II Directors

     David S. Engelman, age 60, has served as a director of the Company and LBMC since March 1997. He also serves as a director of MGIC Investment Corporation and Mortgage Guaranty Insurance Corporation. Mr. Engelman served as Chairman, Chief Executive Officer and President of UnionFed Financial Corporation from 1991 until March 1997, and held the same positions at its subsidiary, Union Federal Bank, until the Office of Thrift Supervision appointed a receiver for the bank in August 1996. From 1989 to 1991, Mr. Engelman was a consultant to Portland General Corporation, a diversified public utility holding company, with responsibility for the management and liquidation of real estate assets.

     M. Jack Mayesh, age 56, has served as Chairman of the Board and Chief Executive Officer of the Company since January 1997 and as Chairman of the Board and Chief Executive Officer of LBMC since April 1997. Prior to May 1997, he served as President of AMC since its formation in October 1994. Mr. Mayesh was employed by Long Beach Bank in a variety of positions between 1983 and 1994, including serving as President between 1993 and 1994 and as Executive Vice President, with responsibility for liability management and secondary market loan sales activities, from 1986 to 1993.

  Class III Director

     C. Stephen Mansfield, age 58, has served as a director of the Company since January 1997 and as a director of LBMC since April 1996. Mr. Mansfield also serves as a director of Marine National Bank. Mr. Mansfield was a partner with Deloitte & Touche and its predecessors from 1977 until he retired as a senior partner in 1990.

BOARD OF DIRECTORS AND COMMITTEES

     The Company's Board of Directors has created and delegated certain authority to its Compensation Committee and Audit Committee. The Company has no standing nominating committee.

     The Audit Committee currently consists of Mr. Mansfield (Chairman), Mr. Engelman and Mr. Kraemer, all of whom are outside directors. The Audit Committee, among other things, makes recommendations to the Board of Directors concerning the engagement of independent public accountants, monitors and reviews the quality and activities of the Company's internal audit function and those of its independent accountants and monitors the adequacy of the Company's operating and internal controls as reported by management and the independent or internal auditors.

     The Compensation Committee currently consists of Mr. Engelman (Chairman), Mr. Kraemer and Mr. Mansfield. The Compensation Committee, among other things, reviews salaries, benefits and other compensation, including stock-based compensation under the Company's 1997 Stock Incentive Plan, of directors, officers and other employees of the Company and makes recommendations to the Board of Directors.

     During the Company's fiscal year ended December 31, 1997, there were 8 meetings of the Board of Directors, 4 meetings of the Audit Committee, and 8 meetings of the Compensation Committee. While a director, each of the current Board members attended 75% or more of the meetings of the Board of Directors and meetings of the committees on which he served during such period.

NON-EMPLOYEE DIRECTORS COMPENSATION

     Directors who are also employees of the Company receive no extra compensation for their services on the Board of Directors. Non-employee directors receive an annual retainer of $25,000 and a fee of $1,000 for each board or committee meeting attended ($500 for committee meetings on a Board meeting date). Each chairman of a committee of the Board of Directors also receives an annual retainer of $3,000. All directors are reimbursed for expenses incurred to attend meetings of the Board of Directors or committees thereof.

     During the Company's 1997 fiscal year, each non-employee director received a grant of options to purchase an aggregate of 25,000 shares of Common Stock pursuant to the terms of the Company's 1997 Stock Incentive Plan. One-third of such options vest each year over three years. The Company anticipates that each non-employee director will also receive additional option grants on an annual basis under the Company's 1997 Stock Incentive Plan.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The following biographical information is furnished with respect to each of the executive officers of the Company. Officers generally are elected annually for one-year terms or until their successors are duly appointed and qualified.

                NAME                   AGE                          POSITIONS
-------------------------------------  ---   --------------------------------------------------------
M. Jack Mayesh.......................  56    Chairman of the Board and Chief Executive Officer of the
                                             Company and LBMC
Edward Resendez......................  41    President and Director of the Company and LBMC
Frank J. Curry.......................  36    Executive Vice President of the Company and Executive
                                             Vice President, Chief Operating Officer of LBMC
William K. Komperda..................  38    Executive Vice President, Managing Director of Capital
                                             Markets and Strategic Planning of the Company and LBMC
James H. Leonetti....................  38    Senior Vice President, Chief Financial Officer of the
                                             Company and LBMC
James J. Sullivan....................  40    Senior Vice President, General Counsel and Secretary of
                                             the Company and LBMC
Elizabeth A. Wood....................  35    Senior Vice President, Organizational Development and
                                             Human Resources of the Company and LBMC

     Frank J. Curry has served as Executive Vice President of the Company since January 1997, Executive Vice President of LBMC since April 1997, and Chief Operating Officer of LBMC since October 1997. He served as Executive Vice President of the broker-sourced mortgage loan division of AMC between August 1995 and May 1997, with responsibility for production and processing, and held the position of Divisional Vice President with Long Beach Bank from 1993 to October 1994. Mr. Curry was employed by Long Beach Bank in a variety of other positions between 1988 and 1993, including serving as a Regional Vice President in charge of expansion of the broker-sourced mortgage loan division from 1992 to 1993, as a regional manager of broker-sourced mortgage loan activities from 1990 to 1992, and as a sales manager responsible for broker-sourced mortgage loan production from 1988 to 1990.

     William K. Komperda has served as Executive Vice President, Managing Director of Capital Markets and Strategic Planning of the Company and LBMC since November 1997, after joining the Company and LBMC as Senior Vice President, Managing Director of Capital Markets and Strategic Planning in May 1997. From March 1987 to May 1997, Mr. Komperda was with Greenwich Capital Markets, Inc., most recently as Senior Vice President. Prior to March 1987, Mr. Komperda was Manager of Structured Finance at Citicorp Homeowners, Inc. and an accountant for Citicorp Acceptance Company, Inc.

     James H. Leonetti, C.P.A., has served as Senior Vice President, Chief Financial Officer of the Company and LBMC since March 1997. Prior to the Reorganization, he was employed by the broker-sourced mortgage loan division of AMC beginning March 1997. From 1989 to March 1997, Mr. Leonetti was employed by California Federal Bank, most recently as Senior Vice President and Controller, with a variety of responsibilities, including directing the financial functions for the bank's consumer finance and real estate subsidiaries, directing the corporate accounting functions and related activities of the bank. From 1984 to 1989, Mr. Leonetti served as Vice President and Assistant Controller of FarWest Financial Corp., where he managed accounting functions. From 1982 to 1984, Mr. Leonetti was employed at the firm of KPMG Peat Marwick LLP.

     James J. Sullivan, C.P.A., J.D., has served as Senior Vice President, General Counsel and Secretary of the Company and LBMC since March 1997. Prior to the Reorganization, he was employed by the broker-sourced mortgage loan division of AMC beginning March 1997. From July 1991 to March 1997, Mr. Sullivan served as Vice President and Legal Counsel of American Savings Bank, F.A., with a variety of responsibilities, including serving as the lead corporate attorney for the bank and its subsidiaries, the attorney in charge of the bank's finance division, and the lead transactional attorney for the bank's loan servicing division. From 1985 to

July 1991, Mr. Sullivan was employed as an associate at the law firm of Gibson, Dunn & Crutcher LLP, where his practice focused on mergers and acquisitions, public and private financings, asset-based lending, general Securities and Exchange Commission compliance work, and bank regulatory advice.

     Elizabeth A. Wood has served as Senior Vice President, Organizational Development and Human Resources of the Company since November 1997 and as Senior Vice President, Organizational Development and Human Resources of LBMC since March 1997. Prior to the Reorganization, she was employed by the broker-sourced mortgage loan division of AMC beginning March 1997. From May 1993 to February 1997, Ms. Wood was employed as the Director, Human Resources-California for Bankers Trust Company. Before joining Bankers Trust Company, Ms. Wood served as Vice President, Staffing, Management Development and Employee Relations of Glendale Federal Bank.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation paid by the Company to its Chief Executive Officer and its four other most highly compensated executive officers (the "Named Executive Officers") for services rendered during 1997.

                                                                                       LONG-TERM
                                                                    ANNUAL            COMPENSATION
                                                              COMPENSATION(1)(2)         AWARDS
                                                             ---------------------    ------------
                                                                                       SECURITIES
                                                                                       UNDERLYING
               NAME AND PRINCIPAL POSITION                   SALARY($)    BONUS($)     OPTIONS(#)
               ---------------------------                   ---------    --------    ------------
M. Jack Mayesh...........................................     133,333     186,000       500,000
  Chairman of the Board and Chief Executive Officer
Edward Resendez..........................................     133,333     186,000       500,000
  President
Frank J. Curry...........................................     133,333     186,000       500,000
  Executive Vice President
William K. Komperda(3)...................................     106,154     124,000       475,000
  Executive Vice President, Managing Director of Capital
  Markets and Strategic Planning
James H. Leonetti........................................     116,667      92,148       100,000
  Senior Vice President, Chief Financial Officer

---------------
(1) Annual compensation does not include the cost to the Company of personal benefits certain executives receive in addition to salary and cash bonuses. The aggregate cost of such personal benefits received by each Named Executive Officer, however, did not exceed the lesser of either $50,000 or 10% of his total salary and cash bonus for 1997.

(2) Annual compensation does not include salary, bonuses and other compensation paid by AMC to Messrs. Mayesh, Resendez, Curry and Leonetti for services performed by them as employees of AMC prior to the Reorganization.

(3) Mr. Komperda joined the Company on June 19, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE VALUE
                           ------------------------------------------------------     AT ASSUMED ANNUAL RATES
                             NUMBER OF      % OF TOTAL                                     OF STOCK PRICE
                            SECURITIES        OPTIONS                                     APPRECIATION FOR
                            UNDERLYING      GRANTED TO     EXERCISE                        OPTION TERM(4)
                              OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION    --------------------------
          NAME             GRANTED(#)(1)   FISCAL YR.(2)   ($/SHARE)    DATE(3)          5%             10%
-------------------------  -------------   -------------   ---------   ----------    -----------    -----------
M. Jack Mayesh...........     500,000          18.43         6.50       4/28/07       2,043,908      5,179,663
Edward Resendez..........     500,000          18.43         6.50       4/28/07       2,043,908      5,179,663
Frank J. Curry...........     500,000          18.43         6.50       4/28/07       2,043,908      5,179,663
William K. Komperda......     475,000          17.51         7.94       5/27/07       2,371,876      6,010,800
James H. Leonetti........     100,000           3.69         6.50       4/28/07         408,782      1,035,933

---------------

(1) All options were granted under the Company's 1997 Stock Incentive Plan and are exercisable with respect to 20% of the shares covered thereby starting on the first anniversary of the grant date, and thereafter with respect to an additional 20% of the shares covered thereby on each successive anniversary date. The vesting of options may be accelerated upon the occurrence of certain events described below under "Employment Agreements and Compensation Arrangements" and "Summary of the 1997 Stock Incentive Plan."

(2) Options covering an aggregate of 2,713,000 shares were granted to eligible employees during the 1997 fiscal year.

(3) All of the options were granted for a term of ten years.

(4) The potential realizable values listed are based upon an assumption that the market price of the Company's Common Stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. The 5% and 10% assumed rates of appreciation are determined by the rules of the U.S. Securities and Exchange Commission and do not represent the Company's estimate of the future market value of the Common Stock. Actual gains, if any, are dependent on the future market price of the Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     No options were exercised during the fiscal year ended December 31, 1997. The following table provides certain information concerning unexercised options held as of December 31, 1997 by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                      AND DECEMBER 31, 1997 OPTION VALUES

                                                                                            VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                       OPTIONS AT 12/31/97 (#)         AT 12/31/97 ($) (1)
                             ACQUIRED ON       VALUE       ---------------------------   ---------------------------
           NAME              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  ------------   ------------   -----------   -------------   -----------   -------------
M. Jack Mayesh.............       0              0              0           500,000           0          2,562,500
Edward Resendez............       0              0              0           500,000           0          2,562,500
Frank J. Curry.............       0              0              0           500,000           0          2,562,500
William K. Komperda........       0              0              0           475,000           0          1,750,375
James H. Leonetti..........       0              0              0           100,000           0            512,500

---------------
(1) The value of each unexercised "in-the-money" option is the difference between the market price of the Common Stock at December 31, 1997 and the exercise price of the option, multiplied by the number of shares subject to the option. The closing price of the Company's Common Stock on December 31, 1997 on the Nasdaq National Market was $11.625.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

     The Company and LBMC have entered into an employment agreement with each of the Named Executive Officers. The employment agreements for Messrs. Mayesh, Resendez, Curry and Komperda were amended effective January 1, 1998 and provide for an annual salary of $350,000, plus an annual bonus of up to $600,000. The amount of the 1998 annual bonus for each of Messrs. Mayesh, Resendez, Curry and Komperda will be based primarily on the Company meeting or exceeding certain specified levels of earnings growth for 1998. The employment agreement for Mr. Leonetti currently provides for an annual salary of $175,000, plus an annual bonus of up to 75% of base salary. Each of the Company's Named Executive Officers is also entitled to specified benefits and reimbursement of expenses. Under the employment agreements, each Named Executive Officer is entitled to severance and other payments following termination of his employment in certain circumstances, including termination by the Company without cause and termination by such officer for good reason (including the material reduction or material adverse modification of authority or duties, any material breach by the Company of the employment agreement, or any requirement to move such officer's principal place of employment outside of Orange County, California). Under such circumstances, the officer is entitled to receive monthly severance payments from the Company for twelve months following termination, with monthly payments equal to the officer's monthly base salary plus bonus, plus the acceleration of vesting of all initial option grants for Messrs. Mayesh, Resendez, Curry and Komperda and options vesting during such twelve months for Mr. Leonetti. The agreements require each officer to devote his best efforts to the interests and business of the Company and contain proprietary information, nonsolicitation and, in the case of Messrs. Mayesh, Resendez, Curry and Komperda, noncompetition provisions for specified periods following termination of employment.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     During the 1997 fiscal year, the Compensation Committee of the Board of Directors was comprised of David S. Engelman (Chairman), Richard A. Kraemer and
C. Stephen Mansfield, who are non-employee directors of the Company. The Board of Directors delegates to the Compensation Committee the responsibility for developing and administering policies and programs which govern the total compensation program for the executive officers of the Company. The Committee also administers the Company's 1997 Stock Incentive Plan.

     The Company's executive compensation program is designed to (i) provide competitive levels of overall compensation that will attract and retain the best executive talent in the industry, (ii) motivate executive officers to perform at their highest level, (iii) align executive officer and stockholder interests to achieve continued growth in stockholder value and (iv) reward executive officers for achievement of corporate and individual objectives.

     To achieve these goals, the Compensation Committee and the Board of Directors have established an executive compensation program consisting primarily of three integrated components: (i) base salary, (ii) bonuses which are either discretionary or based upon Company or subsidiary performance and
(iii) stock options to provide long-term incentives for performance and to align executive officer and stockholder interests. In its annual review of executive compensation, the Committee is guided by competitive market data on overall compensation, changes in pay levels, and the mix of compensation elements for senior executives in the industry group as well as in a variety of other companies. The Committee from time to time may use data derived from compensation surveys prepared by independent consultants.

     Base Salary. Base salaries for executive officers are set by the Compensation Committee based upon individual performance and achievement, areas of responsibility, job description, the demand for the officers' skills in the market place and internal and external comparability. The base salary for each of the executive officers, including the Chief Executive Officer, was initially established under the terms of an employment agreement entered into in connection with the initial public offering of the Company's Common Stock in April 1997. Following its analysis of competitive market data and other factors, the Compensation Committee approved an increase in the base salaries of Messrs. Mayesh, Resendez, Curry and Komperda effective January 1, 1998.

     Annual Bonus. All executive officers are eligible to receive an annual bonus. The employment agreements for each of the executive officers provide for performance bonuses which are based upon the Company's financial and operating results and the respective executive officer's performance measured to key objectives. The maximum annual bonus payable to each of the executive officers, including the Chief Executive Officer, is based on a percentage of his or her base salary. This maximum percentage initially was established in connection with the initial public offering of the Company's Common Stock. Following its recent analysis of senior executive compensation, the Compensation Committee approved an increase in the maximum annual bonus percentages for Messrs. Mayesh, Resendez, Curry and Komperda for the 1998 fiscal year.

     Stock Options. The third component of the compensation program for executive officers is in the form of stock option awards. The Company's 1997 Stock Incentive Plan provides for long-term incentive compensation for executive officers of the Company. Stock option awards align the interests of executive officers with those of stockholders by providing an equity interest in the Company, thereby providing incentive for such executive officers to maximize stockholder value. Option awards directly tie executive compensation to the value of the Company's Common Stock. The Compensation Committee is responsible for determining, subject to the terms of the 1997 Stock Incentive Plan, the individuals to whom grants are made, the timing of grants and the number of shares per grant. The number of shares are determined based upon the individual's position in the Company, competitive market practice and the number of unvested shares already held by the individual. Stock options are granted with an exercise price no less than the fair market value of the Company's Common Stock on the date of grant.

     Chief Executive Officer Compensation. Pursuant to his employment agreement with the Company for fiscal 1997, the Chief Executive Officer's compensation for the eight months of fiscal 1997 that followed the initial public offering of the Company's Common Stock consisted of his base salary of $133,333, plus a bonus of $186,000. Such bonus was determined based on the level of the Company's net earnings for 1997. Pursuant to the 1997 Stock Incentive Plan, the Chief Executive Officer received a grant of options to purchase 500,000 shares of the Company's Common Stock at an exercise price of $6.50 per share. These options become exercisable with respect to 20% of the shares covered thereby starting on the first anniversary of the grant date, and thereafter with respect to an additional 20% of the shares covered thereby on each successive anniversary date, subject to accelerated vesting upon the occurrence of certain events. Effective January 1,

1998, the employment agreement for the Chief Executive Officer was amended to provide for an annual salary of $350,000, plus an annual bonus of up to $600,000. The amount of the 1998 annual bonus for the Chief Executive Officer will be based primarily on the Company meeting or exceeding certain specified levels of earnings growth for 1998.

     Policy with Respect to Internal Revenue Code Section 162(m). In 1993, the Internal Revenue Code was amended to add Section 162(m). Section 162(m) and the regulations thereunder place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. The Company's policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Committee believes that awards under the Company's 1997 Stock Incentive Plan will qualify as performance-based compensation and thereby will be excluded from the $1,000,000 limitation. Notwithstanding the Company's policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Compensation Committee, in its discretion, may authorize payments such as salary, bonuses or otherwise that may cause an executive officer's income to exceed deductible limits.

                                          Respectfully submitted,

                                          David S. Engelman, Chairman
                                          Richard A. Kraemer
                                          C. Stephen Mansfield

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1997, the Compensation Committee of the Company's Board of Directors consisted of David S. Engelman (Chairman), Richard A. Kraemer and C. Stephen Mansfield. No current member of the Compensation Committee is a current or former officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities.

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market-US Index and the Nasdaq Financial Stocks Index for the period commencing on April 29, 1997 (the date on which the Company's Common Stock was first publicly traded) and ending on December 31, 1997. The graph assumes that $100 was invested on April 29, 1997 in the Company's Common Stock at the closing price on its first day of trading and in each index. No cash dividends have been declared on the Company's Common Stock. The comparisons in the graph are required by the U.S. Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)               LBFC             NASDAQ - US      NASDAQ - FINANCIAL
4/29/97                                  100.00              100.00               100.00
5/30/97                                  120.75              112.96               107.54
6/30/97                                  132.08              116.41               115.64
7/31/97                                  173.58              128.70               124.04
8/29/97                                  171.70              128.50               122.96
9/30/97                                  204.72              136.10               134.95
10/31/97                                 188.68              129.03               132.69
11/28/97                                 162.26              129.67               135.66
12/31/97                                 175.47              127.64               146.10

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the directors and executive officers of the Company and persons who own more than 10% of the Company's equity securities are required to report their initial ownership of the Company's equity securities and any subsequent changes in that ownership to the U.S. Securities and Exchange Commission and the Nasdaq National Market. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings during the fiscal year ended December 31, 1997. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended December 31, 1997, all of these reports were filed timely.

                                   PROPOSAL 2

                   RATIFICATION AND APPROVAL OF THE COMPANY'S
                           1997 STOCK INCENTIVE PLAN

     The Company has established the 1997 Stock Incentive Plan to enable directors, officers and employees of the Company and its affiliates to participate in the ownership of the Company. The maximum number of shares of the Company's Common Stock that may be issued pursuant to awards under the Plan currently is 3,000,000. As of April 7, 1998, options covering a total of 2,879,850 shares were granted and remain outstanding under the Plan. Accordingly, only 120,150 shares are available for new grants which the Company believes are necessary to recruit, retain, and motivate qualified employees to achieve the Company's projected growth. The Company's Board of Directors has unanimously approved, subject to approval by the Company's stockholders, an amendment to the Plan providing for a 1,250,000 share increase to the aggregate number of shares of the Company's Common Stock reserved for issuance under the Plan. The amendment will bring to 4,250,000 the total number of shares that may be issued pursuant to awards under the Plan.

     The Plan originally was adopted in February 1997 by the Company's Board of Directors and approved in April 1997 by AMC, the Company's then sole stockholder, prior to the initial public offering of the Company's Common Stock. The Company's stockholders are being asked to ratify and approve the amendment to the Plan to increase by 1,250,000 the total number of shares of Common Stock reserved for issuance under the Plan. No other changes have been made to the Plan since its original adoption by the Board of Directors in 1997. The Company's stockholders also are being asked to approve the Plan in its entirety so that compensation relating to options and other stock-based awards under the Plan are not subject to the deduction limits of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The affirmative vote of the majority of those shares present and voting at the Meeting is required to approve Proposal 2.

SUMMARY OF THE 1997 STOCK INCENTIVE PLAN

     Purpose and Eligibility. The Plan is intended to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate management of the Company and its affiliates and other persons, to encourage and reward their contributions to the performance of the Company and to align their interests with the interests of the Company's stockholders. The persons eligible to receive a grant ("Award") of stock options under the Plan include directors, officers, employees, consultants, and advisors of the Company and its affiliated entities.

     Administration, Amendment and Termination. The administering body for the Plan is the Compensation Committee. As long as the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Compensation Committee will be composed solely of "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. The administering body will have the power to construe the Plan and the rights of recipients of Awards granted thereunder. The administering body will also have the power to (i) discontinue, suspend or amend the Plan in any manner (subject to certain limited exceptions, including increases in the number of shares available that may be the subject of Awards under the Plan and stockholder approval of other amendments that would materially increase the benefits accruing to participants) and (ii) modify, extend, renew or exchange outstanding Awards. The Plan, as amended from time to time shall, in the discretion of the Compensation Committee, apply to and govern Awards granted under the Plan prior to the date of such amendment, provided that the consent of an Award holder is required if such amendment would alter, terminate, impair or adversely affect an Award. Awards may be granted under the Plan until the tenth anniversary of the adoption of the Plan by the Company's Board of Directors.

     Securities Subject to the Plan. The Plan provides for the grant of stock options, stock appreciation rights, stock payments, dividend equivalents, stock bonuses, stock sales, phantom stock and other stock-based benefits. Stock options granted under the Plan may be incentive stock options ("ISOs") intended to qualify under the provisions of Section 422 of the Code or non-qualified stock options ("Non-Qualified Stock Options") that do not so qualify. The maximum number of shares of Common Stock that may be the subject of Awards granted under the Plan is subject to adjustments for stock splits or other adjustments as discussed below. The shares available under the Plan may either be authorized and unissued shares or shares reacquired by the Company through open market purchases or otherwise. If any Award granted under the Plan expires, terminates or is forfeited before the exercise thereof or the payment in full thereof, the shares covered by the unexercised or unpaid portion will become available for new grants under the Plan.

     If (i) the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock) or (ii) the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares subject to the Plan, (2) the number and kind of shares or other securities subject to then outstanding Awards, and/or (3) the price for each share or other unit of any other securities subject to then outstanding Awards. Any adjustments under the Plan will be made by the Compensation Committee, whose determination as to any adjustment will be final, binding and conclusive.

     Pursuant to the terms of the Plan, the Plan and any then outstanding Awards (whether or not vested) shall automatically terminate as of the effective time and date of any change in control of the Company, unless (i) provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of such Awards, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof with appropriate adjustments as to the number and kind of securities and exercise prices, in which event the Plan and such outstanding Awards shall continue or be replaced, as the case may be, in the manner and under the terms so provided or (ii) the Board otherwise shall provide for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such change in control had such shares been issued and outstanding immediately prior to the effective date and time of the change in control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of the Plan, the Plan and the Awards shall terminate by reason of the occurrence of a change in control without provision for any of the action(s) described in clause (i) or (ii) above, then any recipient holding outstanding Awards shall have the right, at such time immediately prior to the consummation of the change in control as the Board shall designate, to exercise the recipient's Awards to the full extent not theretofore exercised, including any installments which have not yet become vested. In March 1998, the Compensation Committee adopted resolutions providing that all shares evidenced by each stock option previously or subsequently granted under the Plan shall vest and become exercisable immediately prior to any change in control of the Company, if the holder is a director, officer or employee of the Company or any affiliated entity at that time.

     Terms and Conditions of Awards Under the Plan. The Compensation Committee will select the recipients of Awards granted under the Plan and will determine the dates, amounts, exercise prices, vesting periods and other relevant terms of the Awards. The maximum number of shares of Common Stock with respect to which an Award or Awards may be granted to any eligible person in any one year shall not exceed 1,000,000 shares, subject to antidilution adjustment as provided in the Plan.

     Award Pricing. The pricing of Awards, including the exercise price for stock options granted under the Plan, shall be determined by the Compensation Committee as of the date the Award is granted, provided that the exercise price shall be no less than 100% of the fair market value (as determined under the Plan) of the underlying shares as of such date.

     Award Vesting. Awards granted under the Plan vest and become exercisable as determined by the Compensation Committee in its discretion. Awards granted under the Plan may be exercised at any time after they vest and before the expiration date determined by the Compensation Committee, provided that no Award may be exercised more than ten years after its grant (five years after grant in the case of any Award intended to qualify as ISOs under the Code and granted to certain holders of significant amounts of the Company's outstanding Common Stock). Furthermore, in the absence of a specific agreement to the contrary, options will generally expire and become unexercisable immediately upon termination of the recipient's employment with the Company for cause, 30 days in the case of termination without cause, or six months after the termination of the recipient's employment with the Company by reason of death, permanent disability or normal retirement. The Compensation Committee may accelerate the vesting of any options and may also extend the period following termination of employment with the Company during which options may vest and/or be exercised (subject to a maximum ten year term from date of grant).

     Award Payments. The exercise price for Awards may be paid in cash or in any other consideration the Compensation Committee deems acceptable, including securities of the Company surrendered by the Award holder or withheld from the shares otherwise deliverable upon exercise. The Company may extend or arrange for the extension of credit to any Award holder to finance the Award holder's purchase of shares upon exercise of the holder's Award on terms approved by the Compensation Committee, subject to restrictions under applicable laws and regulations, or allow exercise in a broker's transaction in which the exercise price will not be received until after exercise and subsequent sale of the underlying Common Stock. Consideration received by the Company upon exercise of Awards granted under the Plan will be used for general working capital purposes.

     Limited Transferability of Awards. Awards are generally not transferable by the recipient during the life of the recipient.

     Awards Documentation. Awards granted under the Plan are evidenced by an agreement duly executed on behalf of the Company and by the recipient or a confirming memorandum issued by the Company to the recipient, setting forth such terms and conditions applicable to the Award. The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, and the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders.

     Rights With Respect to Common Stock. No recipient of an Award under the Plan and no beneficiary or other person claiming under or through such individual will have any right, title or interest in or to any shares of Common Stock subject to any Award or any rights as a stockholder unless and until such Award is duly exercised pursuant to the terms of the Plan and the exercise of such Award results in the issuance of shares of Common Stock to the recipient.

     Plan Provisions Regarding Section 162(m) the Internal Revenue Code. In general, Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Chief Executive Officer of the Company and its other four most highly compensated employees, including any compensation relating to an Award under the Plan. To prevent compensation relating to an Award under the Plan from being subject to the $1,000,000 limit of Code Section 162(m), the Plan provides that no one eligible person shall be granted any Awards with respect to more than 1,000,000 shares of Common Stock in any one calendar year if such grant would otherwise be subject to Code Section 162(m). Furthermore, if Code Section 162(m) would otherwise apply and if the amount of compensation an eligible person would receive under an Award is not based solely on an increase in the value of the underlying Common Stock of the Company after the date of grant or award, the Compensation Committee can condition the grant, vesting, or exercisability of such an Award on the attainment of a preestablished objective performance goal. For this purpose, a preestablished objective performance goal may include one or more of the following performance criteria: (i) cash flow,
(ii) earnings per share (including earnings before interest, taxes, and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) income or net income,
(viii) operating income or net operating income, (ix) operating margin, (x) return on operating revenue, and (xi) any other similar performance criteria.

     Federal Income Tax Consequences. The following summary of certain federal income tax consequences of the receipt and exercise of Awards granted by the Company is based on the laws and regulations in effect as of the date of this Proxy Statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt and exercise of Awards under state and/or local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. Stock options granted under the Plan are not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and are not qualified under Section 401(a) of the Code.

     In general, there are no tax consequences to the optionee or to the Company on the grant of Non-Qualified Stock Options. On exercise, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the exercise price paid for such shares, and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. Upon a subsequent disposition of the shares received under a Non-Qualified Stock Option, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as capital gain or loss.

     Stock options granted under the Plan may qualify as ISOs within the meaning of Section 422 of the Code. There are no tax consequences to the optionee or to the Company on the grant of an ISO. Also, if an optionee exercises an ISO in accordance with its terms and does not dispose of the shares acquired within two years from the date of the grant of the ISO nor within one year from the date of exercise (the "Required Holding Periods"), an optionee will not be subject to regular federal income tax, and the Company will not be entitled to any deduction, on the exercise of an ISO. An optionee's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided an optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, an optionee's gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of an optionee's gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee's basis in the shares. If, however, an optionee disposes of the acquired shares at any time prior to the expiration of the Required Holding Periods, then (subject to certain exceptions), the optionee will recognize ordinary income at the time of such disposition which will equal the excess, if any, of the lesser of (i) the amount realized on such disposition or (ii) the fair market value of the shares on the date of exercise, over the optionee's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by an optionee. Any gain in excess of such ordinary income amount will be a short-term, mid-term or long-term capital gain, depending on the optionee's holding period. If an optionee disposes of such shares for less than the optionee's basis in the shares, the difference between the amount realized and the optionee's basis will be short-term or long-term capital loss, depending upon the holding period of the shares.

     The excess of the fair market value of the shares acquired on the exercise date of an ISO over the exercise price of such option generally is required to be included in the optionee's alternative minimum taxable income for the year in which the option is exercised and, accordingly, may subject an optionee to the alternative minimum tax.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                   PROPOSAL 2 TO RATIFY AND APPROVE THE PLAN

                             STOCKHOLDER PROPOSALS

     Stockholders who wish to have proposals for action at the Company's 1999 Annual Meeting of Stockholders considered for inclusion in next year's proxy statement and form of proxy must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than December 23, 1998. Such proposals should be addressed to the Company's Secretary, and may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the U.S. Securities and Exchange Commission.

                          INDEPENDENT PUBLIC AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1998. One or more representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                                 ANNUAL REPORT

     The Company's 1997 Annual Report to Stockholders has been mailed to stockholders concurrently with this Proxy Statement, but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. In addition, a copy of the Company's 1997 Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission, without exhibits, will be furnished without charge to stockholders upon written request. Such request should be addressed to Long Beach Financial Corporation, Investor Relations Department, 1100 Town and Country Road, Suite 1650, Orange, California 92868.

Orange, California
April 23, 1998

       STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES ON, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS
               HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                      APPENDIX A


                               AMENDMENT NO. 1 TO
                        LONG BEACH FINANCIAL CORPORATION
                            1997 STOCK INCENTIVE PLAN

      This Amendment No. 1 (the "Amendment") to the Long Beach Financial Corporation 1997 Stock Incentive Plan (the "Plan") is made as of March 24, 1998, subject to the approval hereof by the stockholders of Long Beach Financial Corporation (the "Corporation") in the manner prescribed in the Plan and the Bylaws of the Corporation. Unless indicated otherwise, capitalized terms used and not defined herein shall have the meanings set forth in the Plan. All section references are to sections of the Plan.

The Plan is hereby amended as follows:

1. Section 3.1 of the Plan is hereby amended to read in its entirety as follows:

      "3.1 Number of Shares. The maximum number of shares of Common Stock that may be issued pursuant to Awards granted under this Plan shall be 4,250,000, subject to adjustment as set forth in Section 3.4."

2.    Except as amended hereby, the Plan shall remain in full force and effect.

3. The amendment set forth herein shall become effective upon the affirmative vote of the majority of those shares of the Corporation's Common Stock, represented in person or by proxy, at the Annual Meeting of Stockholders.

IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 1 to Long Beach Financial Corporation 1997 Stock Incentive Plan to be duly executed by its authorized representative as of the date first stated above.


                                        LONG BEACH FINANCIAL CORPORATION



                                        By:  /S/    Jack Mayesh
                                             -----------------------------------
                                                    Jack Mayesh

[B

                                                                      APPENDIX B

[Front side of Proxy Card]
PROXY

                        LONG BEACH FINANCIAL CORPORATION
                     1100 TOWN AND COUNTRY ROAD, SUITE 1650
                                ORANGE, CA 92868
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints M. Jack Mayesh and Edward Resendez, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Long Beach Financial Corporation (the "Company") held of record by the undersigned on April 17, 1998, at the Annual Meeting of Stockholders to be held on May 26, 1998, and at any adjournments thereof. The proposals referred to below are described in the Proxy Statement for the Annual Meeting of Stockholders dated April 23, 1998.

                 (Continued, and to be signed on reverse side)


                           [Back side of Proxy Card]

1.    ELECTION OF DIRECTORS.

      [ ]  FOR                                     [ ]  WITHHOLD AUTHORITY
           all nominees listed below                    to vote for all nominees
           (except as withheld in the                   listed below
           space provided below)


           NOMINEES:
           Richard A. Kraemer
           Edward Resendez

      INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

      --------------------------------------------------------------------------

2. RATIFY AND APPROVE THE COMPANY'S 1997 STOCK INCENTIVE PLAN (THE "PLAN"), INCLUDING AN AMENDMENT PROVIDING FOR A 1,250,000 SHARE INCREASE TO THE AGGREGATE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN.

      [ ]  FOR             [ ]  AGAINST                         [ ]   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.


PLEASE MARK, SIGN, DATE AND             ----------------------------------------
RETURN THIS PROXY CARD PROMPTLY                       (Signature)
USING THE ENCLOSED ENVELOPE.
                                        ---------------------------------------
                                                      (Signature)

                                        Dated:  _______________________, 1998

                                        Please sign your name exactly as it
                                        appears hereon. When shares are held by
                                        joint tenants, both should sign. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If a
                                        corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in full partnership name by
                                        authorized person.


[Note: Proxy card size is 7-3/8 by 3-1/4 inches.]